Exhibit 23.1



             CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Gateway 2000, Inc. on Forms S-8 (File Nos. 33-08837, 33-84116, 33-84118, 33-84120, 33-84122,
33-84124, 333-33231, and 333-36071) of our report dated
January 22, 1998, on our audit of the consolidated financial statements and financial statement schedule of Gateway 2000, Inc. as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997 which report is included in this Annual Report on Form 10-K.

                             /s/ Coopers & Lybrand L.L.P.
                                 COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
March 24, 1998